Exhibit 99.1

Compelling and Rare Investment Thesis

Quanterix
The Science of Precision Health

EXECUTION	ASPIRATION
Short-term to Mid-term: 2 – 3x	*Mid-term to Long-term: 10 – 15x*

Low Risk Research Value Creation

- ✓ Adoption pace; **$0 to $57M** in 5 yrs
- ✓ Technology and application validation
- ✓ Low regulatory or reimbursement risk
- ✓ Proven management, board and founder
- ✓ Strong economic profile, early penetration
- ✓ Solid balance sheet; **multiple growth catalysts**
- ✓ Investor business development engine / PPH
- ✓ IP strength and Nextgen roadmap

High Value Diagnostic Disruption

- ✓ Precision health body of evidence
- ✓ Disruptive "sensitivity" in all "omics"
- ✓ Regained 100% of diagnostic rights
- ✓ Blood based, low cost and high optionality
- ✓ Neuro toolkit, liquid biopsy, single cell, drug rescue
- ✓ Short-term LDT, Longer-term IVD and POC
- ✓ Abbott, Quest, Labcorp, Siemens, Roche
- ✓ Management team well positioned

J.P. Morgan Healthcare Conference | January 15, 2020 | 1

J.P. Morgan Healthcare Conference | January 15, 2020 | 2 Scientific Research & Excellence in Execution driving Performance PUBLICATIONS* MARKERS* Revenue $m 363 155 159 104 56 15 206 18 409 16 17 19 677 Other Neurology Oncology 68 218 36 190 15 16 18 17 19 133 53 259 322 * Cumulative x Compelling rev growth & GM expansion x Launched HD - X and SP - X x Full Year Consumables growth 75%+ x Raised ~$120m growth capital x Acquired Uman Dx to protect pivotal brain biomarker x Siemens Nf - L license & Techne deal x Nf - L in a record 50 pubs at ECTRIMS (MS) and strong showing at AAIC (AD) x Incredible publication and new biomarker growth x Strengthened team / new facility x Lead sponsor at Powering Precision Health Summit 2019 10.9 18 15 37.6 16 17 19 12.2 17.6 22.9 +44% +30% +64% Q1 Q2 Q3 Q4 % Growth +64% +57% +41% +46% “ 4% Q4 2019 and FY 2019 information are preliminary, unaudited estimates and are subject to the Company’s normal quarter and year - en d close procedures. These procedures and the audit of the Company’s financial statements for the year ended December 31, 2019 are on goi ng and could result in changes to such estimated information. +51% “ 1% 56.7 “ 0.4 15.9 “ 0.4

2019 Progress vs. Goals

Quanterix
The Science of Precision Health



Neurology

50%+ utilization

- Launched HD-X early
- Launched SR-X 1.1
- **~60% Utilization**





Oncology

SP-X Launch

- Launched SP-X
- Sold 10 units
- PPH Onco track




STRATEGY

Strategy

IVD partnership
Accelerate via M&A

- **Acquired Uman**
- **Siemens License**
- 50+ drug trials





Financials

LT Growth: 40%
GM: +300 bps
Inst Growth: 25%+

- **Growth 50%+**
- **YTD GM: +400 bps**
- **Instrument 50%+**





Technology

100x sensitivity increase by YE 2021

- 40X defined / prototype



* Non-GAAP Item: Reconciliation for these items provided in the appendix to this presentation

J.P. Morgan Healthcare Conference | January 15, 2020 | 3